Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Duke Holding Inc.

We hereby consent to the inclusion in this Amendment No.3 to Registration Statement on Form S-1 (No. 333-291047) of Duke Holding Inc. and its subsidiaries (collectively the “Company”) of our report dated on August 1, 2025, relating to our audits of the accompanying consolidated balance sheets of the Company as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the consolidated financial statements), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

January 13, 2026

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us